UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 19, 2006

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

698 West 10000 South, Suite 200,

South Jordan, Utah 84095

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 495-1010

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2006, TenFold Corporation and Dr. Nancy M. Harvey entered into a Separation Agreement and Release in connection with Dr. Harvey’s departure as President, Chief Executive Officer and Chief Financial Officer on November 17, 2005. As specified in the Separation Agreement and Release, Dr. Harvey resigned as a director of TenFold effective May 19, 2006.

The Separation Agreement and Release provides Dr. Harvey with a severance benefit aggregating $150,000, company paid health insurance benefits until June 17, 2007, and a lump sum payment of $300,000 to be made on January 2, 2007. In addition, any restrictions on shares of common stock received by Dr. Harvey pursuant to her employment agreement have lapsed and the shares have become fully vested. Furthermore, certain of Dr. Harvey’s stock options have been cancelled and certain others have been modified, all as set forth in the Separation Agreement and Release. Dr. Harvey and TenFold have released each other from any and all claims that they may have against each other as set forth in the Separation Agreement and Release.

This summary of the Separation Agreement and Release is qualified by reference to the full text of the Separation Agreement and Release which is attached hereto as Exhibit 10.20.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dr. Harvey resigned as a director of TenFold effective May 19, 2006 in connection with the execution of the Separation Agreement and Release referred to in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.20. Separation Agreement and Release, dated as of May 19, 2006, between TenFold Corporation and Nancy M. Harvey.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION

By:	/s/ Robert P. Hughes
Name:	Robert P. Hughes
Title:	Chief Financial Officer

Dated: May 25, 2006

Exhibit Index

Number	Description
10.20	Separation Agreement and Release, dated as of May 19, 2006, between TenFold Corporation and Nancy M. Harvey.

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